 SF_DOCS\290441.8 [W97] As filed with the Securities and Exchange Commission on May 15, 2001

Registration No. 333- ____

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCIOS INC.

(Exact name of registrant as specified in its charter) Delaware 2834 95-3701481 (State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification Number) incorporation or organization) Classification Code Number)

820 West Maude Avenue

Sunnyvale, California 94085

(408) 616-8200

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices) ___________ -----------

John H. Newman

Senior Vice President

SCIOS INC.

749 N. Mary Avenue

Sunnyvale, California 94085

(408) 616-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberly L. Wilkinson, Esq.

Latham & Watkins

505 Montgomery Street, Suite 1900

San Francisco, California 94111

(415) 391-0600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

======================= ================= ========================= ============================ ===================
 Title of Each Class      Amount to be        Proposed Maximum      Proposed Maximum Aggregate       Amount of
 of Securities to be       Registered     Offering Price Per Share        Offering Price          Registration Fee
      Registered
======================= ================= ========================= ============================ ===================
Common Stock $0.001
par value                      --                    --                   $50,000,000(1)              $ 12,500
======================= ================= ========================= ============================ ===================

(1) We estimate this amount only to calculate the Registration Fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. =================================================================================================================== PROSPECTUS SUBJECT TO COMPLETION May 15, 2001

SCIOS INC.

$50,000,000 OF COMMON STOCK

This prospectus will allow us to sell up to $50,000,000 in the aggregate of common stock over time. This means: o we may issue shares offered in this prospectus from time to time; o we will provide a prospectus supplement each time we issue shares;

        • the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change the information contained in this prospectus; and

o you should read this prospectus and any prospectus supplement carefully before you invest.

        Our common stock is traded on the Nasdaq National Market under the symbol “SCIO.” On May 14, 2001, the last reported sale price of our common stock on Nasdaq was $26.13 per share.

        We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. Investing in our common stock involves a high degree of risk.

See “Risk Factors” on page 4.

[GRAPHIC OMITTED] NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. The date of this prospectus is __________, 2001. i SF_DOCS\290441.8 [W97]

TABLE OF CONTENTS

14 SF_DOCS\290441.8 [W97]

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may offer, from time to time, in one or more offerings, up to $50,000,000 in the aggregate of our common stock. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described immediately below under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we ------------------ file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (and any amendments thereto) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of our common stock under this registration statement is completed or withdrawn:

• Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 30, 2001.

• Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 15, 2001.

        • The description of our common stock contained in Form 8-A filed with the SEC on June 19, 1990, including any amendments or reports filed to update such information.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address: Corporate Secretary Scios Inc. 749 N. Mary Avenue Sunnyvale, CA 94085 (408) 616-8309

THE COMPANY

Overview

We are a biopharmaceutical company developing novel treatments for cardiovascular and inflammatory diseases. We are distinguished by our disease-based technology platform, which integrates expertise in protein biology with computational and medicinal chemistry to identify novel targets and protein-based small molecule compounds for large markets with insufficient treatments. Our lead product candidates include Natrecor(R)(nesiritide), for the treatment of acute congestive heart failure, or acute CHF, for which we have filed a New Drug Application, or NDA, with the U.S. Food and Drug Administration, or the FDA, and our p38 kinase inhibitor, SCIO-469, for the treatment of inflammatory diseases such as rheumatoid arthritis, which recently completed Phase Ib clinical trials.

Recent Developments

Since December 31, 2000, the following significant developments have occurred with respect to our business: Natrecor(R)- for the treatment of acute CHF

        o In January 2001, we filed an amendment to our NDA for Natrecor® with the FDA. This amended NDA will be reviewed at the FDA’s Cardiovascular and Renal Drugs Advisory Committee on May 25, 2001. We believe the FDA will respond to our application by July 2001.

        o In January 2001, we entered into a marketing alliance with Innovex L.P. to commercialize Natrecor® for the treatment of acute CHF. Innovex will deliver a wide range of sales and marketing solutions for us, including hiring, training and deploying a dedicated cardiology and emergency medicine sales force of approximately 180 salespeople.

        o In May 2001, we entered into a research collaboration with Medtronic, Inc. to study the effects of Natrecor® in combination with Medtronic’s heart failure devices and implantable infusion systems. In the first of a planned program of pilot clinical studies, the hemodynamic and clinical effects of Natrecor®, including the effects on spontaneous activity and controlled exercise tolerance, will be evaluated using information collected by Medtronic’s Chronicle® Implantable Hemodynamic Monitor (IHM) both during and after infusions of Natrecor®. The pilot feasibility study is expected to begin this quarter at the Karolinska Hospital in Stockholm. The Chronicle IHM is an implanted system designed to measure and record hemodynamic variables over time such as right ventricular systolic and diastolic pressures, estimated pulmonary artery diastolic pressure, heart rate and activity. The Chronicle® IHM is not yet approved for marketing in the U.S. or Europe.

p38 Kinase Inhibitor Program- SCIO-469 for the treatment of inflammatory diseases

        o In January 2001, we completed a Phase Ia trial of SCIO-469. The trial indicated that the drug is safe and well-tolerated when given as a single dose to healthy volunteers.

        o In April 2001, we completed a Phase Ib trial to evaluate the safety, tolerability and pharmacokinetics of multiple oral doses of SCIO-469. The trial indicated that SCIO-469 was well-tolerated in healthy volunteers over a two-week dosing period. A Phase II trial in rheumatoid arthritis patients is expected to begin during the second half of 2001.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in the supplement which accompanies this prospectus as well as our periodic reports on Form 10-K and Form 10-Q which have been filed with the SEC, incorporated by reference into this prospectus and available on EDGAR at http://www.sec.gov. Before making an investment decision, you should carefully consider these risks as well as the other information contained or incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements. We generally identify forward-looking statements using words like "believe," "intend," "expect," "may," "should," "plan," "project," "contemplate," "anticipate" or similar statements. We base these statements on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. These risks, uncertainties and assumptions are described in the risk factors we set forth in this prospectus as well as in the reports that we file with the SEC that are incorporated by reference in this prospectus or that may be contained in a prospectus supplement. Actual results may differ significantly from the results discussed in these forward-looking statements. We do not undertake to update our forward-looking statements or risk factors to reflect future events or circumstances.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sales of common stock to provide additional funds for our operations and for other general corporate purposes, which may include but are not limited to working capital, capital expenditures and the repayment or refinancing of our debt.

DILUTION

If you invest in our common stock, your interest would be diluted to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which equals total assets less intangible assets and total liabilities, by the number of outstanding shares of our common stock. Assuming an offering price of $27.00 per share, our net tangible book value at March 31, 2001 would have been $1.59 per share. This represents an immediate increase in the net tangible book value per share of $1.19 per share to existing shareholders and an immediate dilution of $25.41 per share to new investors. The following table illustrates this per share dilution: Assumed offering price per share................................................. $27.00 Net tangible book value per share as of March 31, 2001.......................$0.40 Increase per share attributable to new stockholders.................................................$1.19 Adjusted net tangible net book value per share after offering.................... $ 1.59 Dilution per share to new stockholders........................................... $25.41

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.001 per share and 20,000,000 shares of preferred stock, par value $.001 per share. As of April 30, 2001, there were 39,526,033 shares of common stock outstanding and 4,991 shares of preferred stock outstanding. Voting Rights Each share of common stock is entitled to one vote. The common stock votes together as a single class on all matters presented for a vote of the stockholders, except as provided under the Delaware General Corporation Law. Dividends and Liquidation Rights Each share of common stock is entitled to receive dividends, if, as and when declared by the board of directors out of funds legally available for that purpose, subject to approval of certain holders of preferred stock in the event of our dissolution, after satisfaction of amounts payable to our creditors and distribution of any preferential amounts to the holders of outstanding preferred stock, if any, holders of common stock are entitled to share ratably in the assets available for distribution to the stockholders. Other Provisions There are no preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are legally issued, fully paid and nonassessable.

PLAN OF DISTRIBUTION

We may sell the common stock to one or more underwriters for public offering and sale by them or may sell the common stock to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the common stock will be named in the applicable prospectus supplement. We may offer and sell the common stock at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices for cash or assets in transactions that do not constitute a business combination within the meaning of Rule 145 promulgated under the Securities Act of 1933. The terms and conditions of any specific offer will be set forth in the applicable prospectus supplement. In connection with the sale of the common stock, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the common stock for whom they may act as agent. Underwriters may sell common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers from whom they may act as agent. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may receive compensation from us in the form of purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specified civil liabilities, including liabilities under the Securities Act of 1933. To the extent relevant, a prospectus supplement may also contain a description of transactions that underwriters, dealers or agents may engage in during an offering for the purpose of stabilizing or maintaining the price of the common stock. Some of the underwriters, dealers and agents and their affiliates may engage in transactions with and perform services for us and our subsidiaries in the ordinary course of our business.

LEGAL MATTERS

Latham & Watkins, San Francisco, California, will provide us with opinions as to certain legal matters in connection with the common stock we are offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates. Securities and Exchange Commission registration fee $ 12,500 ----------- Legal fees and expenses $ 100,000 --------- Accounting fees and expenses $ 20,000 ---------- Miscellaneous expenses $ 5,000 ----------- Total $ 137,500 --------- ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Under Section 145 of the General Corporation Law of the State of Delaware (DGCL), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. Article IV of the Company's Amended and Restated Certificate of Incorporation, as amended, provides that the Company will indemnify its directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful payments or unlawful stock repurchases as provided in Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. In addition, under indemnification agreements with its directors, the Registrant is obligated, to the fullest extent permissible by the DGCL, as it currently exists or may be amended, to indemnify and hold harmless its directors, from and against all expense, liability and loss reasonably incurred or suffered by such directors. ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES. (a) Exhibits: EXHIBIT NUMBER EXHIBIT DESCRIPTION ------ ------------------- 1.1* Form of Underwriting Agreement 5.1 Opinion of Latham & Watkins 23.1 Consent of PricewaterhouseCoopers LLP 23.2 Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1). 24.1 Powers of Attorney (included in the Signature Page to this Registration Statement). --------------------- * To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. ITEM 17. UNDERTAKINGS. (a) The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the

Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (c) The undersigned registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, County of Santa Clara, State of California, on the 15th day of May, 2001. SCIOS INC. By /s/ Richard B. Brewer --------------------------------------------------- Richard B. Brewer President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard B. Brewer, David W. Gryska and John H. Newman, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462) to this Registration Statement, and to any registration statement for the same offering filed under Rule 462 of the Securities Act of 1933, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Conform Signatures

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
                      Signature                                        Title                          Date
                      ---------                                        -----                          ----

                                                                President and Chief
        /s/ Richard B. Brewer                                    Executive Officer
---------------------------------------------------
           Richard B. Brewer                               (Principal Executive Officer)          May 15, 2001
                                                        Senior Vice President, Finance and
        /s/ David W. Gryska                                    Chief Financial Officer            May 15, 2001
---------------------------------------------------
           David W. Gryska                                  (Principal Accounting Officer)

        /s/ Donald B. Rice                              Chairman of the Board of Directors        May 15, 2001
---------------------------------------------------
           Donald B. Rice

        /s/ Samuel H. Armacost                          Director                                  May 15, 2001
---------------------------------------------------
           Samuel H. Armacost

        /s/ Randal J. Kirk                              Director                                  May 15, 2001
---------------------------------------------------
           Randal J. Kirk

        /s/ Charles A. Sanders                          Director                                  May 15, 2001
---------------------------------------------------
           Charles A. Sanders

        /s/ Solomon H. Snyder                           Director                                  May 15, 2001
---------------------------------------------------
Solomon H. Snyder

        /s/ Burton E. Sobel                             Director                                  May 15, 2001
---------------------------------------------------
           Burton E. Sobel

        /s/ Eugene L. Step
---------------------------------------------------
             Eugene L. Step                             Director                                  May 15, 2001

EXHIBIT 5.1

[Letterhead of Latham & Watkins] May 15, 2001 SCIOS INC. 820 West Maude Avenue Sunnyvale, California 94085 Re: $50,000,000 Aggregate Offering Price of Securities of Scios Inc. --------------------------------- Ladies and Gentlemen: In connection with the registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on May 15, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by Scios Inc., a Delaware corporation (the "Company") of up to $50,000,000 aggregate offering price of shares of common stock, par value $0.001 per share (the "Common Stock"). The Common Stock is referred to herein as the "Securities." In our capacity as counsel to the Company in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed. We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the General Corporation Law of the State of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof: 1. The Company has the authority pursuant to its Certificate of Incorporation (the "Certificate"), to issue up to 150,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the DGCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Company has a sufficient number of authorized but unissued shares under the Certificate at the time of issuance, (iii) such shares as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (v) such shares are then issued and sold as contemplated in the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable. The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision regarding the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. Very truly yours, /s/ Latham & Watkins ------------------------------------------------------------------------------------------------------------------ i SF_DOCS\290441.8 [W97] EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2001, except for Note 18b as to which the date is March 27, 2001, relating to the consolidated financial statements, which appears in Scios Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP San Jose, California May 15, 2001